                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of Precise Technology, Inc. of our report dated February 26, 1996 on our audits of the consolidated financial statements of Tredegar Molded Products Company and Subsidiaries as of December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995. We also consent to the references to our firm under the caption "Experts."

                                                        Coopers & Lybrand L.L.P.

Richmond, Virginia
September 10, 1997